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                                                                           2-D-4

                       FIDELITY ADVISOR KOREA FUND, INC.
                                RIGHTS OFFERING

                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
                 NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

     THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OR BY THE DEPOSITORY TRUST
COMPANY ("DTC") PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN
RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS
EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY OR
DTC. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE
DELIVERY OF THE SUBSCRIPTION CERTIFICATE.

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S
PROSPECTUS DATED NOVEMBER   , 1996 (THE "PROSPECTUS") AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
THE INFORMATION AGENT.

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

     VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH
A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BEFORE 5:00 P.M., NEW YORK
CITY TIME, ON DECEMBER   , 1996 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE
FUND.

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
           BY FACSIMILE:                     BY FIRST CLASS MAIL OR
           (TELECOPIES)                           EXPRESS MAIL:                              BY HAND:
(617) 774-4519                         State Street Bank and Trust Company    State Street Bank and Trust Company
Confirm by telephone to:               Corporate Reorganization               Corporate Reorganization
(617) 774-4511                         Two Heritage Drive                     225 Franklin Street -- Concourse Level
       BY FIRST CLASS MAIL OR          North Quincy, Massachusetts 02171      Boston, Massachusetts 02110
       EXPRESS MAIL:                   U.S.A.                                 U.S.A.
State Street Bank and Trust Company                                           or
Corporate Reorganization                                                      Bank Boston
P.O. Box 9061                                                                 c/o Boston EquiServe
Boston, Massachusetts 02285-8686                                              Corporate Reorganization
U.S.A.                                                                        55 Broadway -- 3rd Floor
                                                                              New York, New York 10006
                                                                              U.S.A.

     1. The undersigned hereby certifies to the Subscription Agent that it is a
participant in             [Name of Depository] (the "Depository") and that it
has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

     2. The undersigned hereby exercises the Over-Subscription Privilege to
purchase, to the extent available,             shares of Common Stock and
certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

     3. The undersigned understands that payment of the Estimated Subscription
Price of $     per Share for each Share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date. The undersigned represents that such
payment, in the aggregate amount of $          , either
                           (continued on other side)
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                            (check appropriate box):

/ / has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

     or

/ /  is being delivered to the Subscription Agent herewith

     or

/ /  has been delivered separately to the Subscription Agent;

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
---------------------------------------------    ---------------------------------------------
Primary Subscription Confirmation Number         Name of Nominee Holder


---------------------------------------------    ---------------------------------------------
Depository Participant Number                    Address

Contact Name
             --------------------------------
                                                 ---------------------------------------------
                                                 City                  State          Zip Code

Phone Number
             --------------------------------    By:
                                                    ------------------------------------------
Dated:_________________________________, 1996    Name:
                                                      ----------------------------------------
                                                 Title:
                                                       ---------------------------------------
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PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF
RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF
OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE: THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

     The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised:


------------------------------------               Total number of record dateshares

------------------------------------               Total number of primaryrights exercised

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